Exhibit 99.2

                                 Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)

The undersigned, the chief financial officer of Span-America Medical Systems, Inc. (the “Company”), certifies that to the best of his knowledge: (1) the Annual Report on Form 10-K for the period ended September 28, 2002 (the “Periodic Report”), which accompanies this certification fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and (2) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

The foregoing certification is made solely for purposes of § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and no person shall be entitled to rely upon the foregoing certification for any other purpose. The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

/s/ Richard C. Coggins
Richard C. Coggins
Chief Financial Officer

Date: December 23, 2002